_________________________________________________________________







                              CONSOLIDATED NATURAL GAS COMPANY


                                             AND


                           UNITED STATES TRUST COMPANY OF NEW YORK


                                           TRUSTEE

                             ___________________________________



                                          INDENTURE

                                  Dated as of March 1, 1995



                                        _____________

                                       DEBT SECURITIES






              _________________________________________________________________

                        PARTIAL CROSS-REFERENCE TABLE


Indenture Section                         TIA Section

2.05 . . . . . . . . . . . . . . . . .    317(b)
2.06 . . . . . . . . . . . . . . . . .    312(a), 313(c)
2.11 . . . . . . . . . . . . . . . . .    316(a) (last
                                          sentence)

4.07 . . . . . . . . . . . . . . . . .    314(a)(4)
4.08 . . . . . . . . . . . . . . . . .    314(a)(1)

6.03 . . . . . . . . . . . . . . . . .    317(a)(1)
6.04 . . . . . . . . . . . . . . . . .    316(a)(1)(B)
6.05 . . . . . . . . . . . . . . . . .    316(a)(1)(A)
6.07 . . . . . . . . . . . . . . . . .    317(a)(1)

7.04 . . . . . . . . . . . . . . . . .    315(b)
7.05 . . . . . . . . . . . . . . . . .    313(a)
7.05 . . . . . . . . . . . . . . . . .    313(d)
7.07 . . . . . . . . . . . . . . . . .    310(a), 310(b)
7.09 . . . . . . . . . . . . . . . . .    310(a)(2)
7.10 . . . . . . . . . . . . . . . . .    310(b)(1)

8.02 . . . . . . . . . . . . . . . . .    310(a), 310(b)

9.04 . . . . . . . . . . . . . . . . .    316(c)

10.01. . . . . . . . . . . . . . . . .    318(a)
10.02. . . . . . . . . . . . . . . . .    313(c)
10.03. . . . . . . . . . . . . . . . .    314(c)(1),
                                          314(c)(2)
10.04. . . . . . . . . . . . . . . . .    314(e)

                       TABLE OF CONTENTS


Article    Section       Heading                           Page

1                   DEFINITIONS

           1.01     Definitions . . . . . . . . . . . . .     1
           1.02     Other Definitions . . . . . . . . . .     3
           1.03     Rules of Construction . . . . . . . .     4

2                   THE SECURITIES

           2.01     Issuable in Series  . . . . . . . . .     4
           2.02     Execution and Authentication. . . . .     6
           2.03     Securities Agents . . . . . . . . . .     7
           2.04     Bearer Securities . . . . . . . . . .     7
           2.05     Paying Agent to Hold Money in Trust .     8
           2.06     Securityholder Lists  . . . . . . . .     8
           2.07     Transfer and Exchange . . . . . . . .     9
           2.08     Replacement Securities  . . . . . . .     9
           2.09     Outstanding Securities  . . . . . . .    10
           2.10     Discounted Securities . . . . . . . .    10
           2.11     Treasury Securities . . . . . . . . .    10
           2.12     Global Securities . . . . . . . . . .    10
           2.13     Temporary Securities  . . . . . . . .    11
           2.14     Cancellation  . . . . . . . . . . . .    11
           2.15     Defaulted Interest  . . . . . . . . .    12

3                   REDEMPTION

           3.01     Notices to Trustee  . . . . . . . . .    12
           3.02     Selection of Securities to Be Redeemed   12
           3.03     Notice of Redemption  . . . . . . . .    13
           3.04     Effect of Notice of Redemption  . . .    14
           3.05     Payment of Redemption Price . . . . .    14
           3.06     Securities Redeemed in Part . . . . .    15

4                   COVENANTS

           4.01     Certain Definitions . . . . . . . . .    15
           4.02     Payment of Securities . . . . . . . .    19
           4.03     Overdue Interest  . . . . . . . . . .    19

           4.04     Limitation on Liens . . . . . . . . .    20
           4.05     Limitation on Sale and Leaseback  . .    21
           4.06     No Lien Created, etc. . . . . . . . .    22
           4.07     Compliance Certificate  . . . . . . .    22
           4.08     SEC Reports . . . . . . . . . . . . .    23

5                   SUCCESSORS

           5.01     When Company May Merge, etc.  . . . .    23

6                   DEFAULTS AND REMEDIES

           6.01     Events of Default . . . . . . . . . .    24
           6.02     Acceleration  . . . . . . . . . . . .    25
           6.03     Other Remedies  . . . . . . . . . . .    26
           6.04     Waiver of Past Defaults . . . . . . .    26
           6.05     Control by Majority . . . . . . . . .    26
           6.06     Limitation on Suits . . . . . . . . .    26
           6.07     Collection Suit by Trustee  . . . . .    27
           6.08     Priorities  . . . . . . . . . . . . .    27

7                   TRUSTEE

           7.01     Rights of Trustee . . . . . . . . . .    28
           7.02     Individual Rights of Trustee  . . . .    29
           7.03     Trustee's Disclaimer  . . . . . . . .    29
           7.04     Notice of Defaults  . . . . . . . . .    29
           7.05     Reports by Trustee to Holders . . . .    29
           7.06     Compensation and Indemnity  . . . . .    29
           7.07     Replacement of Trustee  . . . . . . .    30
           7.08     Successor Trustee by Merger, etc. . .    31
           7.09     Trustee's Capital and Surplus . . . .    32

8                   DISCHARGE OF INDENTURE

           8.01     Defeasance  . . . . . . . . . . . . .    32
           8.02     Conditions to Defeasance  . . . . . .    32
           8.03     Application of Trust Money  . . . . .    33
           8.04     Repayment to Company  . . . . . . . .    33

9                   AMENDMENTS

           9.01     Without Consent of Holders  . . . . .    34
           9.02     With Consent of Holders . . . . . . .    34
           9.03     Compliance with Trust Indenture Act .    35
           9.04     Effect of Consents  . . . . . . . . .    35
           9.05     Notation on or Exchange of Securities    36
           9.06     Trustee Protected . . . . . . . . . .    36

 10                 MISCELLANEOUS

           10.01    Trust Indenture Act . . . . . . . . .    36
           10.02    Notices . . . . . . . . . . . . . . .    36
           10.03    Certificate and Opinion as to Conditions
                      Precedent . . . . . . . . . . . . .    37
           10.04    Statements Required in Certificate or
                      Opinion . . . . . . . . . . . . . .    38
           10.05    Rules by Company and Agents . . . . .    38
           10.06    Legal Holidays  . . . . . . . . . . .    38
           10.07    No Recourse Against Others  . . . . .    39
           10.08    Duplicate Originals . . . . . . . . .    39
           10.09    Governing Law . . . . . . . . . . . .    39

           SIGNATURES . . . . . . . . . . . . . . . . . .    40

           Exhibit A:  A Form of Registered
                       Security . . . . . . . . . . . . .    41
           Exhibit B:  A Form of Bearer Security  . . . .    47
           Notes to Exhibits A and B  . . . . . . . . . .    54
           Exhibit C:  A Form of Assignment . . . . . . .    55

     INDENTURE dated as of March 1, 1995 between CONSOLIDATED NATURAL GAS COMPANY, a Delaware corporation ("Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as trustee ("Trustee").

     Each party agrees as follows for the benefit of the Holders of the Company's debt securities issued under this Indenture:


                           ARTICLE 1 -- DEFINITIONS


SECTION 1.01.  Definitions.

     "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

     "Agent" means any Registrar, Transfer Agent or Paying Agent.

     "Authorized Newspaper" means a newspaper that is:

          (1) printed in the English language or in an official language of the country of publication;

          (2) customarily published on each business day in the place of publication; and

          (3) of general circulation in the relevant place or in the finan-cial community of such place.

Whenever successive publications in an Authorized Newspaper are required, they may be made on the same or different business days and in the same or different Authorized Newspapers.

     "Bearer Security" means a Security payable to bearer.

     "Board" means the Board of Directors of the Company or any authorized committee of the Board.

     "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

     "coupon" means an interest coupon for a Bearer Security.

     "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

     "Discounted Security" means a Security where the amount of principal due upon acceleration is less than the stated principal amount.

     "Holder" or "Securityholder" means the person in whose name a Registered Security is registered and the bearer of a Bearer Security or coupon.

     "Indenture" means this Indenture and any Securities Resolution as amended from time to time.

     "Officer" means the Chairman, any Vice-Chairman, the President, any Executive Vice-President, any Senior Vice-President, any Vice-President, the Treasurer, the Secretary, the Controller, any Assistant Treasurer, any Assistant Secretary or any Assistant Controller of the Company.

     "Officers' Certificate" means a certificate signed by any one or more Officers.

     "Opinion of Counsel" means a written opinion, complying with Sec-tions 10.03 and 10.04 hereof, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "principal" of a debt security means the principal of the security plus the premium, if and when applicable, on the security.

     "Registered Security" means a Security registered as to principal and interest by the Registrar.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the debt securities issued under this Indenture.

     "Securities Resolution" means a resolution establishing a series of Securities adopted by the Board or by an Officer or committee of Officers pursuant to Board delegation or a supplemental indenture establishing such series of Securities executed by an authorized Officer.

     "series" means a series of Securities or the Securities of the series.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sec-tions 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990, as in effect on the date shown above.

     "Trustee" means the party named as such above until a successor replaces it and thereafter means the successor.

     "Trust Officer" means any officer within the Corporate Trust Agency Group (or any successor group) of the Trustee, including without limitation any Vice President, any Assistant Vice President, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, who shall, in any case, be responsible for the administration of this document or have famil-iarity with it, and also means, with respect to particular corporate trust matters, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "United States" means the United States of America, its territories and possessions and other areas subject to its jurisdiction.

SECTION 1.02.  Other Definitions.

               Term                          Defined in Section

    "Attributable Debt"                       4.01
    "Bankruptcy Law"                          6.01
    "Conditional Redemption"                  3.04
    "Consolidated Net Tangible
      Assets"                                 4.01
    "Custodian"                               6.01
    "Debt"                                    4.01
    "Event of Default"                        6.01
    "Legal Holiday"                          10.06
    "Lien"                                    4.01
    "Long-Term Debt"                          4.01
    "Paying Agent"                            2.03
    "Permitted Lien"                          4.01
    "Principal Property"                      4.01
    "Registrar"                               2.03
    "Restricted Subsidiary"                   4.01
    "Sale-Leaseback Transaction"              4.01
    "Subsidiary"                              4.01
    "Transfer Agent"                          2.03
    "Treasury Regulations"                    2.04
    "U.S. Government Obligations"             8.02
    "Voting Stock"                            4.01
    "Wholly Owned Subsidiary"                 4.01
    "Yield to Maturity"                       4.01

SECTION 1.03.  Rules of Construction.

     Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted account-ing principles in the United States;

          (3) generally accepted accounting principles are those applicable from time to time;

          (4) all terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them by such definitions;

          (5)  "or" is not exclusive; and

          (6) words in the singular include the plural, and in the plural include the singular.


                         ARTICLE 2 -- THE SECURITIES


SECTION 2.01.  Issuable in Series.

     The aggregate principal amount of Securities that may be issued under this Indenture is unlimited. The Securities may be issued from time to time in one or more series. Each series shall be created by a Securities Resolu-tion that establishes the terms of the series, which may include the follow-ing:

          (1)  the title of the series;

          (2)  the aggregate principal amount of the series;

          (3) the interest rate, if any, or method of calculating the inter-est rate;

          (4)  the date from which interest will accrue;

          (5) the record dates for interest payable on Registered Securi-ties;

          (6)  the dates when principal and interest are payable;

          (7)  the manner of paying principal and interest;

          (8)  the places where principal and interest are payable;

          (9)  the Registrar, Transfer Agent and Paying Agent;

          (10) the terms of any mandatory or optional redemption by the Company;

          (11) the terms of any redemption at the option of Holders;

          (12) the denominations in which Securities are issuable;

          (13) whether Securities will be issuable as Registered Securities or Bearer Securities;

          (14) whether and upon what terms Registered Securities and Bearer Securities may be exchanged;

          (15) whether any Securities will be represented by a Security in global form and the terms of any global Security;

          (16) the terms of any tax indemnity;

          (17) the currencies (including any composite currency) in which principal or interest may be paid and if payments of principal or interest may be made in a currency other than that in which Securities are denominated, the manner for determining such payments;

          (18) if amounts of principal or interest may be determined by reference to an index, formula or other method, the manner for determining such amounts;

          (19) provisions for electronic issuance of Securities or for Secu-rities in uncertificated form;

          (20) the portion of principal payable upon acceleration of a Dis-counted Security;

          (21) any Events of Default or covenants in addition to or in lieu of those set forth in this Indenture;

          (22) whether and upon what terms Securities may be defeased;

          (23) the forms of the Securities or any coupon, which may be in the form of Exhibit A or B;

          (24) any terms that may be required by or advisable under U.S. or other applicable laws; and

          (25) any other terms not inconsistent with this Indenture.

     All Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of addi-tional Securities of such series.

     The creation and issuance of a series and the authentication and delivery thereof are not subject to any conditions precedent.


SECTION 2.02.  Execution and Authentication.

     Two Officers shall sign the Securities by manual or facsimile signature. The Company's seal shall be reproduced on the Securities, which seal may be affixed or in facsimile form. An Officer shall sign any coupons by facsimile signature.

     If an Officer whose signature is on a Security or its coupons no longer holds that office at the time the Security is authenticated or delivered, the Security and coupons shall nevertheless be valid.

     A Security and its coupons shall not be valid until the Security is authenticated by the manual signature of the Registrar. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     Each Registered Security shall be dated the date of its authentication. Each Bearer Security shall be dated the date of its authentication or as provided in the Securities Resolution.

     Securities may have notations, legends or endorsements required by law, stock exchange rule, agreement or usage, which shall be provided to the Trustee in writing by the Company.

     In the event Securities are issued in electronic or other uncertificated form, such Securities may be validly issued without the signatures or seal contemplated by this Section 2.02.

SECTION 2.03.  Securities Agents.

     The Company shall maintain an office or agency where Securities may be authenticated ("Registrar"), where Securities may be presented for registra-tion of transfer or for exchange ("Transfer Agent") and where Securities may be presented for payment ("Paying Agent"). Whenever the Company must issue or deliver Securities pursuant to this Indenture, the Registrar shall authenticate the Securities at the Company's request. The Transfer Agent shall keep a register of the Securities and of their transfer and exchange.

     The Company may appoint more than one Registrar, Transfer Agent or Paying Agent for a series. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Transfer Agent or Paying Agent for a series, the Trustee shall act as such.


SECTION 2.04.  Bearer Securities.

     U.S. laws and Treasury Regulations restrict sales or exchanges of and payments on Bearer Securities. Therefore, except as provided below:

          (1) Bearer Securities will be offered, sold and delivered only outside the United States and will be delivered only upon presentation of a certificate in a form prescribed by the Company to comply with U.S. laws and regulations.

          (2) Bearer Securities will not be issued in exchange for Regis-tered Securities.

          (3) All payments of principal and interest (including original issue discount) on Bearer Securities will be made outside the United States by a Paying Agent located outside the United States unless the Company determines that:

               (A) such payments may not be made by such Paying Agent be-cause the payments are illegal or prevented by exchange controls as described in Treasury Regulation Section
                    1.163 5(c)(2)(v); and

               (B) making the payments in the United States would not have an adverse tax effect on the Company.

     If there is a change in the relevant provisions of U.S. laws or Treasury Regulations or the judicial or administrative interpretation thereof, a restriction set forth in paragraph (1), (2) or (3) above will not apply to a series if the Company determines that the relevant provisions no longer apply to the series or that failure to comply with the relevant provisions would not have an adverse tax effect on the Company or on Securityholders or cause the series to be treated as "registration-required" obligations under U.S. law.

     The Company shall notify the Trustee in writing of any determinations by the Company under this Section.

     "Treasury Regulations" means regulations of the U.S. Treasury Department under the Internal Revenue Code of 1986, as amended.


SECTION 2.05.  Paying Agent to Hold Money in Trust.

     The Company shall require each Paying Agent for a series other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the persons entitled thereto all money held by the Paying Agent for the payment of principal of or interest on the series, and will notify the Trustee in writing of any default by the Company in making any such payment.

     While any such default continues, the Trustee may require a Paying Agent to pay all money so held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money.

     If the Company or an Affiliate acts as Paying Agent for a series, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent for the series.


SECTION 2.06.  Securityholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Transfer Agent, the Company shall furnish to the Trustee semiannually and at such other times as the Trustee may request a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Registered Securities and Holders of Bearer Securities whose names are on the list referred to below.

     The Transfer Agent shall keep a list of the names and addresses of Holders of Bearer Securities who file a request to be included on such list. A request will remain in effect for two years but successive requests may be made.

     Whenever the Company or the Trustee is required to mail a notice to all Holders of Registered Securities of a series, it also shall mail the notice to Holders of Bearer Securities of the series whose names are on a list, if any.

     Whenever the Company is required to publish a notice to all Holders of Bearer Securities of a series, it also shall mail the notice to such of them whose names are on a list, if any.


SECTION 2.07.  Transfer and Exchange.

     Where Registered Securities of a series are presented to the Transfer Agent with a request to register a transfer or to exchange them for an equal principal amount of Registered Securities of other denominations of the series, the Transfer Agent shall register the transfer or make the exchange if its requirements for such transactions are met.

     The Transfer Agent may require a Holder to pay a sum sufficient to cover any taxes imposed on a transfer or exchange.

     If a series provides for Registered and Bearer Securities and for their exchange, Bearer Securities may be exchanged for Registered Securities and Registered Securities may be exchanged for Bearer Securities as provided in the Securities or the Securities Resolution establishing the series if the requirements of the Transfer Agent for such transactions are met and if
Section 2.04 permits the exchange.


SECTION 2.08.  Replacement Securities.

     If the Holder of a Security or coupon claims that it has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that the Security or coupon has been acquired by a bona fide purchaser, the Company shall issue a replacement Security or coupon if the Company and the Trustee receive:

          (1) evidence satisfactory to them of the loss, destruction or taking;

          (2)  an indemnity bond satisfactory to them; and

          (3) payment of a sum sufficient to cover their expenses and any taxes for replacing the Security or coupon.

     A replacement Security shall have coupons attached corresponding to those, if any, on the replaced Security.

     Every replacement Security or coupon is an additional obligation of the Company.


SECTION 2.09.  Outstanding Securities.

     The Securities outstanding at any time are all the Securities authenti-cated by the Registrar except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

     If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

     If Securities are considered paid under Section 4.02, they cease to be outstanding and interest on them ceases to accrue.

     A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.


SECTION 2.10.  Discounted Securities.

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, the principal amount of a Discounted Security shall be the amount of principal that would be due as of the date of such determination if payment of the Security were accelerated on that date.


SECTION 2.11.  Treasury Securities.

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities for which the Trustee has received an Officers' Certificate stating that such Securities are so owned shall be so disregarded.


SECTION 2.12.  Global Securities.

     If the Securities Resolution establishing a series so provides, the Company may issue some or all of the Securities of the series in temporary or permanent global form. A global Security may be in registered form, in bearer form with or without coupons or in uncertificated form. A global Security shall represent that amount of Securities of a series as specified in the global Security or as endorsed thereon from time to time. At the Company's request, the Registrar shall endorse a global Security to reflect the amount of any increase or decrease in the Securities represented thereby.

     The Company may issue a global Security only to a depository designated by the Company. A depository may transfer a global Security only as a whole to its nominee or to a successor depository.

     The Securities Resolution may establish, among other things, the manner of paying principal and interest on a global Security and whether and upon what terms a beneficial owner of an interest in a global Security may exchange such interest for definitive Securities.

     The Company, an Affiliate, the Trustee and any Agent shall not be responsible for any acts or omissions of a depository, for any depository records of beneficial ownership interests or for any transactions between the depository and beneficial owners.


SECTION 2.13.  Temporary Securities.

     Until definitive Securities of a series are ready for delivery, the Company may use temporary Securities. Temporary Securities shall be substan-tially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Temporary Securities may be in global form. Temporary Bearer Securities may have one or more coupons or no coupons. Without unreasonable delay, the Company shall deliver definitive Securities in exchange for temporary Securities.


SECTION 2.14.  Cancellation.

     The Company at any time may deliver Securities to the Registrar for cancellation. The Transfer Agent and the Paying Agent shall forward to the Registrar any Securities and coupons surrendered to them for payment, exchange or registration of transfer. The Registrar shall cancel all Securities or coupons surrendered for payment, registration of transfer, exchange or cancellation as follows: the Registrar will cancel all Regis-tered Securities and matured coupons. The Registrar also will cancel all Bearer Securities and unmatured coupons unless the Company requests the Registrar to hold the same for redelivery. Any Bearer Securities so held shall be considered delivered for cancellation under Section 2.09. The Registrar shall destroy cancelled Securities and coupons and deliver a certificate of cancellation thereof to the Company unless the Company otherwise directs.

     Unless the Securities Resolution establishing a series otherwise provides, the Company may not issue new Securities to replace Securities that the Company has paid or that the Company has delivered to the Registrar for cancellation.


SECTION 2.15.  Defaulted Interest

     If the Company defaults in a payment of interest on Registered Securi-ties, it need not pay the defaulted interest to Holders on the regular record date. The Company may fix a special record date for determining Holders entitled to receive defaulted interest or the Company may pay defaulted interest in any other lawful manner.


                           ARTICLE 3 -- REDEMPTION


SECTION 3.01.  Notices to Trustee.

     Securities of a series that are redeemable before maturity shall be redeemable in accordance with their terms and, unless the Securities Resolu-tion establishing the series otherwise provides, in accordance with this Article.

     In the case of a redemption by the Company, the Company shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed. The Company shall notify the Trustee at least 45 days before the redemption date unless a shorter notice is satisfactory to the Trustee.

     If the Company is required to redeem Securities, it may reduce the principal amount of Securities required to be redeemed to the extent it is permitted a credit by the terms of the Securities and it notifies the Trustee of the amount of the credit and the basis for it. If the reduction is based on a credit for acquired or redeemed Securities that the Company has not previously delivered to the Registrar for cancellation, the Company shall deliver the Securities at the same time as the notice.


SECTION 3.02.  Selection of Securities to Be Redeemed.

     If less than all the Securities of a series are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by any other method the Trustee considers fair and appropriate, unless the Company otherwise directs in writing. The Trustee shall make the selection from Securities of the series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities having denominations larger than the minimum denomination for the series.

Securities and portions thereof selected for redemption shall be in amounts equal to the minimum denomination for the series or an integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.


SECTION 3.03.  Notice of Redemption.

     At least 20 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Registered Securities whose Securities are to be redeemed.

     If Bearer Securities are to be redeemed, the Company shall publish a notice of redemption in an Authorized Newspaper as provided in the Securi-ties.

     A notice shall identify the Securities of the series to be redeemed and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3)  the name and address of the Paying Agent;

          (4) that Securities called for redemption, together with all coupons, if any, maturing after the redemption date, must be surrendered to the Paying Agent to collect the redemption price;

          (5) that interest on Securities called for redemption ceases to accrue on and after the redemption date;

           (6) whether the redemption by the Company is mandatory or option-al; and

           (7) whether the redemption is conditional as provided in Sec-tion 3.04, the terms of the condition, and that, if the condi-tion is not satisfied or is not waived by the Company, the Securities will not be redeemed and such a failure to redeem will not constitute an Event of Default.

     A redemption notice given by publication need not identify Registered Securities to be redeemed.

     At the Company's request, the Trustee shall give the notice of redemp-tion in the Company's name and at its expense.

SECTION 3.04.  Effect of Notice of Redemption.

     Except as provided below, once notice of redemption is given, Securities called for redemption become due and payable on the redemption date at the redemption price stated in the notice.

     A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice ("Conditional Redemption") and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before such date or have been waived by the Company.


SECTION 3.05.  Payment of Redemption Price.

     On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

     When the Holder of a Security surrenders it for redemption in accordance with the redemption notice, the Company shall pay to the Holder on the redemption date the redemption price and accrued interest to such date, except that:

          (1) the Company will pay any such interest (except defaulted interest) to Holders on the record date of Registered Securi-ties if the redemption date occurs on an interest payment date; and

          (2) the Company will pay any such interest to Holders of coupons that mature on or before the redemption date upon surrender of such coupons to the Paying Agent.

     Coupons maturing after the redemption date on a called Security are void absent a payment default on that date. Nevertheless, if a Holder surrenders for redemption a Bearer Security missing any such coupons, the Company may deduct the face amount of such coupons from the redemption price. If thereafter the Holder surrenders to the Paying Agent the missing coupons, the Company will return the amount so deducted. The Company also may waive surrender of the missing coupons if it receives an indemnity bond satisfacto-ry to the Company.

SECTION 3.06.  Securities Redeemed in Part.

     Upon surrender of a Security that is redeemed in part, the Company shall deliver to the Holder a new Security of the same series equal in principal amount to the unredeemed portion of the Security surrendered.


                            ARTICLE 4 -- COVENANTS


SECTION 4.01.  Certain Definitions.

     "Attributable Debt" for a lease means, as of the date of determination, the present value of net rent for the remaining term of the lease. Rent shall be discounted to present value at a discount rate that is compounded semiannually. The discount rate shall be 10% per annum or, if the Company elects, the discount rate shall be equal to the weighted average Yield to Maturity of the Securities. Such average shall be weighted by the principal amount of the Securities of each series or, in the case of Discounted Securities, the amount of principal that would be due as of the date of determination if payment of the Securities were accelerated on that date.

     Rent is the lesser of (a) rent for the remaining term of the lease assuming it is not terminated or (b) rent from the date of determination until the first possible termination date plus the termination payment then due, if any. The remaining term of a lease includes any period for which the lease has been extended. Rent does not include (1) amounts due for mainte-nance, repairs, utilities, insurance, taxes, assessments and similar charges or (2) contingent rent, such as that based on sales. Rent may be reduced by the discounted present value of the rent that any sublessee must pay from the date of determination for all or part of the same property. If the net rent on a lease is not definitely determinable, the Company may estimate it in any reasonable manner.

     "Consolidated Net Tangible Assets" means total assets less (a) total current liabilities (excluding short-term Debt and payments due within one year on Long-Term Debt) and deferred credits, (b) intangible assets, includ-ing without limitation, goodwill, copyrights, trademarks, trade names, patents and unamortized debt discount and expense, (c) reserves, including reserves for estimated rate refunds pending the outcome of a rate proceeding to the extent such refunds have not been finally determined, but excluding reserves for deferred differences, (d) advances to finance oil and natural gas exploration and development to the extent that the Debt related thereto is excluded from Long-Term Debt, (e) an amount equal to the amount excluded from Long-Term Debt representing "production payment" financing of oil or natural gas exploration and development by the Company or its consolidated Subsidiaries, and (f) minority interests in common stocks and surplus in subsidiaries, in each case as reflected in the Company's most recent consoli-dated balance sheet preceding the date of a determination under Section 4.04(11).

     "Debt" means any debt for borrowed money or any guarantee of such a debt; provided, however, Debt shall not include Debt of a partnership of which a Subsidiary is a general partner and such Debt shall not include Debt which is nonrecourse to the Company or a Subsidiary except, in each case, to the extent of the investment in such Subsidiary by the Company or a Subsid-iary and any guarantee of Debt of the Company or such Subsidiary by the Company or a Subsidiary.

     "Lien" means any mortgage, pledge, security interest or lien.

     "Long-Term Debt" means Debt that by its terms matures on a date more than 12 months after the date it was created or Debt that the obligor may extend or renew without the obligee's consent to a date more than 12 months after the date the Debt was created; provided, however, Long-Term Debt shall not include any of the foregoing to the extent such Debt is not required by generally accepted accounting principles to be shown on the balance sheet of the obligor; and, provided further, that Long-Term Debt shall not include Debt of the Company or any of its Subsidiaries incurred to finance outstand-ing advances to others to finance oil or natural gas exploration and develop-ment to the extent that the latter are not in default in their obligations to the Company or such Subsidiary, nor shall such term include Debt of the Company or any of its Subsidiaries incurred to finance oil or natural gas exploration and development by means commonly referred to as a "production payment" to the extent that the Company or any of its Subsidiaries have not guaranteed the repayment of the production payment.

     "Permitted Lien"  means any of the following:

          (1) Liens for taxes, assessments or governmental charges for the then current year and taxes, assessments or governmental charges not then delinquent; Liens for workers' compensation awards and similar obligations not then delinquent; mechanics- ', laborers', materialmen's and similar Liens not then delin-quent; and any of such Liens, whether or not delinquent, whose validity is at the time being contested in good faith by the Company or any Subsidiary;

          (2) Liens and charges incidental to construction or current opera-tions which have not at the time been filed or asserted or the payment of which has been adequately secured or which, in the opinion of counsel, are not material in amount;

          (3) Liens, securing obligations neither assumed by the Company or any Subsidiary not on account of which any of them customarily pays interest directly or indirectly, existing, either at the date hereof, or, as to property hereafter acquired, at the time of acquisition by the Company or a Subsidiary;

          (4) Any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any property of the Company or any Subsidiary upon payment of reasonable compensation therefor, or to terminate any franchise, license or other rights or to regulate the property and business of the Company or any Subsidiary;

          (5) The Lien of judgments covered by insurance, or upon appeal and covered, if necessary, by the filing of an appeal bond, or if not so covered not exceeding at any one time $1,000,000 in aggregate amount.

          (6) Easements or reservations in respect of any property of the Company or any Subsidiary for the purpose of roads, pipelines, utility transmission and distribution lines or other rights-of-way and similar purposes, zoning ordinance, regulations, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances (other than to secure the payment of money), none of which in the opinion of counsel are such as to interfere with the proper operation and development of the property affected thereby in the business of the Company and its Subsidiaries for the use intended;

          (7) Any Lien or encumbrance, moneys sufficient for the discharge of which have been deposited in trust with the Trustee hereun-der or with the trustee or mortgagee under the instrument evidencing such Lien or encumbrance, with irrevocable authori-ty to the Trustee hereunder or to such other trustee or mort-gagee to apply such moneys to the discharge of such Lien or encumbrance to the extent required for such purpose;

          (8) Any defects of title and any terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in deeds or other instruments, respectively, under and by virtue of which the Company or any Subsidiary has acquired any property or shall hereafter acquire any property, none of which, in the opinion of counsel, materially adversely affects the operation of the properties of the Company and its Subsid-iaries, taken as a whole;

          (9) The pledge of cash or marketable securities for the purpose of obtaining any indemnity, performance or other similar bonds in the ordinary course of business, or as security for the pay-ment of taxes or other assessments being contested in good faith, or for the purpose of obtaining a stay or discharge in the course of any legal proceedings;

          (10) The pledge or assignment in the ordinary course of business of gas inventory, accounts receivable or customers' installment paper;

          (11) Rights reserved to or vested in others to take or receive any part of the gas, by-products of gas or steam generated or produced by or from any properties of the Company or with respect to any other rights concerning gas supply, transporta-tion, or storage which are in use in the ordinary course of the natural gas business;

          (12) Any landlord's Lien;

          (13) Liens created or assumed by the Company or a Subsidiary in connection with the issuance of debt securities, the interest on which is excludable from the gross income of the holders of such securities pursuant to Section 103 of the Internal Reve-nue Code of 1986, or any successor section, for purpose of financing, in whole or in part, the acquisition or construc-tion of property to be used by the Company or a Subsidiary, but such Liens shall be limited to the property so financed (and the real estate on which such property is to be located);

          (14) Liens incurred pursuant to Section 7.06;

          (15) Liens affixing to property of the Company or a Subsidiary at the time a person consolidates with or merges into, or trans-fers all or substantially all of its assets to, the Company or a Subsidiary, provided that in the opinion of the Board or Company management (evidenced by a certified Board resolution or an Officers' Certificate delivered to the Trustee) the property acquired pursuant to the consolidation, merger or asset transfer is adequate security for the Lien.


     "Principal Property" means any property or asset used in connection with or relating to the transmission, distribution, exploration or production of natural gas whether now or hereafter owned, located in the United States (excluding territories and possessions) the net depreciated book value of which on the date as of which the determination is being made exceeds 3% of the Consolidated Net Tangible Assets of the Company, except any such property or asset that in the opinion of the Board or Company management (evidenced by a certified Board resolution or an Officers' Certificate delivered to the Trustee) is not of material importance to the total business conducted by the Company and its consolidated Subsidiaries.

     "Restricted Subsidiary" means a Wholly Owned Subsidiary that has substantially all of its assets located in the United States (excluding territories and possessions) and owns a Principal Property.

     "Sale-Leaseback Transaction" means an arrangement pursuant to which the Company or a Restricted Subsidiary now owns or hereafter acquires a Principal Property, transfers it to a person, and leases it back from the person.

     "Subsidiary" means a corporation a majority of whose Voting Stock is owned by the Company or a Subsidiary.

     "Voting Stock" means capital stock having voting power under ordinary circumstances to elect directors.

     "Wholly Owned Subsidiary" means a corporation engaged in the business of the transmission, distribution, exploration or production of natural gas all of whose Voting Stock is owned by the Company or a Wholly Owned Subsidiary, the accounts of which are consolidated with those of the Company in its consolidated financial statements.

     "Yield to Maturity" means the yield to maturity on a Security at the time of its issuance or at the most recent determination of interest on the Security.


SECTION 4.02.  Payment of Securities.

     The Company shall pay the principal of and interest on a series in accordance with the terms of the Securities for the series, any related coupons, and this Indenture. On each payment date, the Company shall have deposited with the Paying Agent in funds which are then immediately available money sufficient to pay all principal and interest then due on the series. Principal and interest on a series shall be considered paid on the date due if the Paying Agent for the series holds on that date money sufficient to pay all principal and interest then due on the series.


SECTION 4.03.  Overdue Interest.

     Unless the Securities Resolution establishing a series otherwise provides, the Company shall pay interest on overdue principal of a Security of the series at the rate (or Yield to Maturity in the case of a Discounted Security) borne by the series; it shall pay interest on overdue installments of interest at the same rate or Yield to Maturity to the extent lawful.

SECTION 4.04.  Limitation on Liens.

     Unless the Securities Resolution establishing a series otherwise provides, the following provisions of this Section shall be applicable as long as any Securities of that series are outstanding. The Company shall not, and shall not permit any Restricted Subsidiary to, incur a Lien on Principal Property to secure a Debt unless:

          (1) the Lien equally and ratably secures the Securities and the Debt. The Lien may equally and ratably secure the Securities and any other obligation of the Company or a Subsidiary. The Lien may not secure an obligation of the Company that is subordinated to the Securities;

          (2) the Lien secures Debt incurred to finance all or some of the purchase price or the cost of construction or improvement of property of the Company or a Restricted Subsidiary. The Lien may not extend to any other Principal Property owned by the Company or a Restricted Subsidiary at the time the Lien is incurred. However, in the case of any construction or im-provement, the Lien may extend to unimproved real property used for the construction or improvement. The Debt secured by the Lien may not be incurred more than one year after the later of the (a) acquisition, (b) completion of construction or improvement, or (c) commencement of full operation, of the property subject to the Lien;

          (3) the Lien is on property of a corporation at the time the corporation merges into or consolidates with the Company or a Restricted Subsidiary;

          (4) the Lien is on property at the time the Company or a Restrict-ed Subsidiary acquires the property;

          (5) the Lien is on property of a corporation at the time the corporation becomes a Restricted Subsidiary;

          (6) the Lien secures Debt of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

          (7) the Lien is in favor of a government or governmental entity and secures (a) payments pursuant to a contract or statute,
               (b) the ability of the Company to maintain self-insurance under, or participate under any State insurance fund under legislation designed to insure employees of the Company against injury or occupational diseases, or (c) Debt incurred to finance all or some of the purchase price or cost of con-struction or improvement of the property subject to the Lien;

          (8) the Lien secures Debt which is payable, both with respect to principal and interest, solely out of the proceeds of oil, gas, coal or other minerals to be produced from the property subject thereto and to be sold or delivered by the Company or a Subsidiary, including any interest of the character commonly referred to as a "production payment";

          (9) the Lien is created or assumed by a Subsidiary on oil, gas, coal or other mineral property, owned or leased by a Subsid-iary to secure Debt of such Subsidiary for the purposes of developing such properties, including any interest of the character commonly referred to as a "production payment"; provided, however, that neither the Company nor any other Subsidiary shall assume or guarantee such Debt or otherwise be liable in respect thereto;

          (10) the Lien extends, renews or replaces in whole or in part a Lien ("existing Lien") permitted by any of clauses (1) through
               (9). The Lien may not extend beyond (a) the property subject to the existing Lien and (b) improvements and construction on such property. However, the Lien may extend to property that at the time is not Principal Property. The Debt secured by the Lien may not exceed the Debt secured at the time by the existing Lien unless the existing Lien or a predecessor Lien was incurred under clause (1) or (6);

          (11) the Debt plus all other Debt secured by Liens on Principal Property at the time does not exceed 10% of Consolidated Net Tangible Assets. However, the following Debt shall be exclud-ed from all other Debt in the determination: (a) Debt secured by a Lien permitted by any of clauses (1) through (10) and
               (12) and (b) Debt secured by a Lien incurred prior to the date of this Indenture that would have been permitted by any of those clauses if this Indenture had been in effect at the time the Lien was incurred. Attributable Debt for any lease permitted by clause (3) of Section 4.05 must be included in the determination and treated as Debt secured by a Lien on Principal Property not otherwise permitted by any of clauses
               (1) through (10) or (12); or

          (12) the Lien is a Permitted Lien.


SECTION 4.05.  Limitation on Sale and Leaseback.

     Unless the Securities Resolution establishing a series otherwise provides, the following provisions of this Section shall be applicable as long as any Securities of that series are outstanding. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into a Sale-- Leaseback Transaction with respect to any Principal Property acquired or placed into service more than 180 days before the effective date of such lease unless:

          (1)  the lease has a term of three years or less;

          (2) the lease is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

          (3)  the Company or a Restricted Subsidiary under any of clauses
               (2) through (11) of Section 4.04 could create a Lien on the property to secure Debt at least equal in amount to the At-tributable Debt for the lease; or

          (4) the Company or a Restricted Subsidiary within 180 days of the effective date of the lease retires Long-Term Debt of the Company or a Restricted Subsidiary at least equal in amount to the Attributable Debt for the lease. A Debt is retired when it is paid or cancelled. However, the Company or a Restricted Subsidiary may not receive credit for retirement of: Debt of the Company that is subordinated to the Securities; or Debt, if paid in cash, that is owned by the Company or a Restricted Subsidiary.


SECTION 4.06.  No Lien Created, etc.

     This Indenture and the Securities do not create a Lien, charge or encumbrance on any property of the Company or any Subsidiary.


SECTION 4.07.  Compliance Certificate.

     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer's knowledge of the Company's compliance with all conditions and covenants under this Indenture (determined without regard to any period of grace or requirement of notice provided herein).

     Any other obligor on the Securities also shall deliver to the Trustee such a certificate similarly signed as to its compliance with this Indenture within 120 days after the end of each of its fiscal years.

     The certificates need not comply with Section 10.04.

SECTION 4.08.  SEC Reports.

     The Company shall provide to the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or such portions of the foregoing as the SEC may prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securi-ties Exchange Act of 1934.

     Any other obligor on the Securities shall do likewise as to the above items which it is required to file with the SEC pursuant to those Sections.


                           ARTICLE 5 -- SUCCESSORS


     SECTION 5.01.  When Company May Merge, etc.

     Unless the Securities Resolution establishing a series otherwise provides, the Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, any person unless:

          (1) the person is organized under the laws of the United States or a State thereof;

          (2) the person assumes by supplemental indenture all the obliga-tions of the Company under this Indenture, the Securities and any coupons;

          (3)  immediately after the transaction no Default exists; and

          (4) if, as a result of the transaction, a Principal Property would become subject to a Lien not permitted by Section 4.04, to the extent applicable, the Company or such person secures the Securities equally and ratably with or prior to all obliga-tions secured by the Lien.

     The successor shall be substituted for the Company, and thereafter all obligations of the Company under this Indenture, the Securities and any coupons shall terminate.

                      ARTICLE 6 -- DEFAULTS AND REMEDIES


SECTION 6.01.  Events of Default.

     Unless the Securities Resolution establishing a series otherwise provides, an "Event of Default" on the series so established occurs if:

          (1) the Company defaults in any payment of interest on any Securi-ties of the series when the same becomes due and payable and the Default continues for a period of 60 days;

          (2) the Company defaults in the payment of the principal of any Securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise;

          (3) the Company defaults in the payment or satisfaction of any sinking fund obligation with respect to any Securities of a series as required by the Securities Resolution establishing such series and the Default continues for a period of 60 days;

          (4) the Company defaults in the performance of any of its other agreements applicable to the series and the Default continues for 120 days after the notice specified below;

          (5) the Company pursuant to or within the meaning of any Bankrupt-cy Law:

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian for it or for all or substantially all of its property, or

               (D) makes a general assignment for the benefit of its credi-tors;

          (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A)  is for relief against the Company in an involuntary case,

               (B) appoints a Custodian for the Company or for all or sub-stantially all of its property, or

               (C)  orders the liquidation of the Company;

               and the order or decree remains unstayed and in effect for 60 days; or

          (7)  any other Event of Default provided for in the series.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

     A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the series notify the Company of the Default and the Company does not cure the Default within the time specified after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If Holders notify the Company of a Default, they shall notify the Trustee at the same time.

     The failure to redeem any Security subject to a Conditional Redemption is not an Event of Default if any event on which such redemption is so conditioned does not occur before the redemption date.


SECTION 6.02.  Acceleration.

     If an Event of Default occurs and is continuing on a series, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the series by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities of the series to be due and payable immediately. Discounted Securities may provide that the amount of principal due upon acceleration is less than the stated principal amount.

     The Holders of a majority in principal amount of the series by notice to the Trustee may rescind an acceleration and its consequences if the rescis-sion would not conflict with any judgment or decree and if all existing Events of Default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the accelera-tion.

SECTION 6.03.  Other Remedies.

     If an Event of Default occurs and is continuing on a series, the Trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the Trustee and Holders of the series.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or coupons or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.


SECTION 6.04.  Waiver of Past Defaults.

     The Holders of a majority in principal amount of a series by notice to the Trustee may waive an existing Default on such series and its consequences except:

          (1) a Default in the payment of the principal of or interest on the series, or

          (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected.


SECTION 6.05.  Control by Majority.

     The Holders of a majority in principal amount of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, with respect to the series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture.


SECTION 6.06.  Limitation on Suits.

     A Securityholder of a series may pursue a remedy with respect to the series only if:

          (1) the Holder gives to the Trustee notice of a continuing Event of Default on the series;

          (2) the Holders of at least 25% in principal amount of the series make a request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity satis-factory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holders of a majority in princi-pal amount of the series do not give the Trustee a direction inconsistent with such request.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.


SECTION 6.07.  Collection Suit by Trustee.

     If an Event of Default in payment of interest, principal or sinking fund payment specified in Section 6.01(1), (2) or (3) occurs and is continuing on a series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the series.

SECTION 6.08.  Priorities.

     If the Trustee collects any money for a series pursuant to this Article, it shall pay out the money in the following order:

               First:  to the Trustee for amounts due under Section 7.06;

               Second: to Securityholders of the series for amounts due and unpaid for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable for principal and interest, respectively; and

               Third:  to the Company.

     The Trustee may fix a payment date for any payment to Securityholders.

                             ARTICLE 7 -- TRUSTEE


SECTION 7.01.  Rights of Trustee.

          (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may re-quire an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opin-ion.

          (3) The Trustee may act through agents and shall not be responsi-ble for the misconduct or negligence of any agent appointed with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (5) The Trustee may refuse to perform any duty or exercise any right or power which it reasonably believes may expose it to any loss, liability or expense unless it receives indemnity satisfactory to it against such loss, liability or expense.

          (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Compa-ny. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (7) The Trustee shall have no duty with respect to a Default unless a Trust Officer has received written notice of such Default.

          (8) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized and within its powers.

          (9) Any Agent shall have the same rights and be protected to the same extent as if it were Trustee.

SECTION 7.02.  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities or coupons and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.


SECTION 7.03.  Trustee's Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or any coupons; it shall not be accountable for the Company's use of the proceeds from the Securities; it shall not be responsible for any statement in the Securities or any coupons; it shall not be responsible for any overissue; it shall not be responsible for determining whether the form and terms of any Securities or coupons were established in conformity with this Indenture; and it shall not be responsible for determin-ing whether any Securities were issued in accordance with this Indenture.


SECTION 7.04.  Notice of Defaults.

     If a Default occurs and is continuing on a series and if it is known to the Trustee, the Trustee shall mail a notice of the Default within 90 days after it occurs to Holders of Registered Securities of the series. Except in the case of a Default in payment on a series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders of the series. The Trustee shall withhold notice of a Default described in Section 6.01(4) until at least 90 days after it occurs.


SECTION 7.05.  Reports by Trustee to Holders.

     Any report required by TIA Section 313(a) to be mailed to Security-holders shall be mailed by the Trustee on or before July 15 of each year.

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which any Securities are listed. The Company shall notify the Trustee when any Securities are listed on a stock exchange.


SECTION 7.06.  Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee (including its officers, directors and employees) against any loss or liability incurred by it. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooper-ate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities and any coupons on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest on particular securities.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

     The provisions of this Section shall survive any termination or dis-charge of this Indenture (including without limitation any termination under any Bankruptcy Law) and the resignation or removal of the Trustee.


SECTION 7.07.  Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company's consent.

     The Company may remove the Trustee if:

          (1) the Trustee fails to comply with TIA Section 310(a) or Section 310(b) or with Section 7.09;

          (2)  the Trustee is adjudged a bankrupt or an insolvent;

          (3) a Custodian or other public officer takes charge of the Trust-ee or its property;

          (4)  the Trustee becomes incapable of acting; or

          (5) an event of the kind described in Section 6.01(5) or (6) occurs with respect to the Trustee.

     The Company also may remove the Trustee with or without cause if the Company so notifies the Trustee six months in advance and if no Default occurs during the six-month period.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with TIA Section 310(a) or Section 310(b) or with Section 7.09, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a succes-sor Trustee.

     A successor Trustee shall deliver a written acceptance of its appoint-ment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Registered Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.


SECTION 7.08.  Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.09.  Trustee's Capital and Surplus.

     The Trustee at all times shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published report of condition.


                     ARTICLE 8 -- DISCHARGE OF INDENTURE


SECTION 8.01.  Defeasance.

     Securities of a series may be defeased in accordance with their terms and, unless the Securities Resolution establishing the series otherwise provides, in accordance with this Article.

     The Company at any time may terminate as to a series all of its obliga-tions under this Indenture, the Securities of a series and any related coupons ("legal defeasance option"). The Company at any time may terminate as to a series its obligations under Sections 4.04 and 4.05 ("covenant defeasance option"). However, in the case of the legal defeasance option, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.06, 7.07 and 8.04 shall survive until the Securities of the series are no longer outstanding; thereafter the Company's obligations in Section 7.06 shall survive.

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to Section 4.04 or 4.05.

     The Trustee upon request shall acknowledge in writing the discharge of those obligations that the Company terminates.


SECTION 8.02.  Conditions to Defeasance.

     The Company may exercise as to a series its legal defeasance option or its covenant defeasance option if:

          (1) the Company irrevocably deposits in trust with the Trustee or another trustee money or U.S. Government Obligations;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants express-ing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations without reinvestment plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities of the series to maturity or redemption, as the case may be;

          (3)  immediately after the deposit no Default exists;

          (4) the deposit does not constitute a default under any other agreement binding on the Company;

          (5) the deposit does not cause the Trustee to have a conflicting interest under TIA Section 310(a) or Section 310(b) as to another series;

          (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that Holders of the series will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance; and

          (7) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(5) or (6) occurs that is continuing at the end of the period.

     Before or after a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accor-dance with Article 3.

     "U.S. Government Obligations" means direct obligations of the United States which have the full faith and credit of the United States pledged for payment and which are not callable at the issuer's option, or certificates representing an ownership interest in such obligations.


SECTION 8.03.  Application of Trust Money.

     The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.02. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on Securities of the defeased series.


SECTION 8.04.  Repayment to Company.

     The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

     The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as unsecured general creditors unless an abandoned property law designates another person.


                           ARTICLE 9 -- AMENDMENTS


SECTION 9.01.  Without Consent of Holders.

     The Company and the Trustee may amend this Indenture, the Securities or any coupons without the consent of any Securityholder:

          (1)  to cure any ambiguity, omission, defect or inconsistency;

          (2)  to comply with Article 5;

          (3) to provide that specific provisions of this Indenture shall not apply to a series not previously issued;

          (4)  to create a series and establish its terms;

          (5)  to provide for a separate Trustee for one or more series; or

          (6) to make any change that does not materially adversely affect the rights of any Securityholder.


SECTION 9.02.  With Consent of Holders.

     The Company and the Trustee may amend this Indenture, the Securities and any coupons with the written consent of the Holders of a majority in princi-pal amount of the Securities of all series affected by the amendment voting as one class. However, without the consent of each Securityholder affected, an amendment under this Section may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment;

          (2) reduce the interest on or change the time for payment of interest on any Security;

          (3)  change the fixed maturity of any Security;

          (4) reduce the principal of any non-Discounted Security or reduce the amount of principal of any Discounted Security that would be due upon an acceleration thereof;

          (5) change the currency in which principal or interest on a Secu-rity is payable; or

          (6) make any change in Section 6.04 or 9.02, except to increase the amount of Securities whose Holders must consent to an amendment or waiver or to provide that other provisions of this Indenture cannot be amended or waived without the consent of each Securityholder affected thereby.

     An amendment of a provision included solely for the benefit of one or more series does not affect Securityholders of any other series.

     Securityholders need not consent to the exact text of a proposed amendment or waiver; it is sufficient if they consent to the substance thereof.


SECTION 9.03.  Compliance with Trust Indenture Act.

     Every amendment pursuant to Section 9.01 or 9.02 shall be set forth in a supplemental indenture that complies with the TIA as then in effect.


SECTION 9.04.  Effect of Consents.

     An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder entitled to consent to it.

     A consent to an amendment or waiver by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security that evidences the same debt as the consenting Holder's Security. Any Holder or subsequent Holder may revoke the consent as to his Security if the Trustee receives notice of the revocation before the amendment or waiver becomes effective.

     The Company may fix a record date for the determination of Holders of Registered Securities entitled to give a consent. The record date shall not be less than 10 nor more than 60 days prior to the first written solicitation of Securityholders.

SECTION 9.05.  Notation on or Exchange of Securities.

     The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company may issue in exchange for affected Securities new Securities that reflect the amendment or waiver.


SECTION 9.06.  Trustee Protected.

     The Trustee need not sign any supplemental indenture that adversely affects its rights. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture, and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company.


                         ARTICLE 10 -- MISCELLANEOUS


SECTION 10.01. Trust Indenture Act.

     The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Inden-ture, whether or not expressly set forth herein.

     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.


SECTION 10.02. Notices

     Any notice by one party to another is duly given if in writing and delivered in person, sent by facsimile transmission confirmed by mail or mailed by first-class mail to the other's address shown below:

          Company:  Consolidated Natural Gas Company
                    CNG Tower
                    Pittsburgh, Pennsylvania  15222-3199

                        Attention:  Chief Financial Officer

          Trustee:  United States Trust Company of New York
                    114 West 47th Street
                    New York, New York  10036

                        Attention:  Corporate Trust Department


     A party by notice to the other parties may designate additional or different addresses for subsequent notices.

     Any notice mailed to a Securityholder shall be mailed to his address shown on the register kept by the Transfer Agent or on the list referred to in Section 2.06. Failure to mail a notice to a Securityholder or any defect in a notice mailed to a Securityholder shall not affect the sufficiency of the notice mailed to other Securityholders or the sufficiency of any pub-lished notice.

     If a notice is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

     If in the Company's opinion it is impractical to mail a notice required to be mailed or to publish a notice required to be published, the Company may give such substitute notice as the Trustee approves. Failure to publish a notice as required or any defect in it shall not affect the sufficiency of any mailed notice.

     All notices shall be in the English language, except that any published notice may be in an official language of the country of publication.

     A "notice" includes any communication required by this Indenture.


SECTION 10.03. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall if so requested furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the Proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.


SECTION 10.04. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examina-tion or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.


SECTION 10.05. Rules by Company and Agents.

     The Company may make reasonable rules for action by or at a meeting of Securityholders. An Agent may make reasonable rules and set reasonable requirements for its functions.


SECTION 10.06. Legal Holidays.

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, unless the Securities Resolution establishing a series otherwise provides with respect to Securities of the series, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 10.07. No Recourse Against Others.

     All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.


SECTION 10.08. Duplicate Originals.

     The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.


SECTION 10.09. Governing Law.

     The laws of the State of New York shall govern this Indenture, the Securities and any coupons, unless federal law governs.

                                 SIGNATURES


Dated:            , 1995           CONSOLIDATED NATURAL GAS COMPANY



                              By _______________________________________
                                 Vice Chairman of the Board and Chief
                                 Financial Officer

Attest:                                                                (SEAL)


_________________________
[Assistant] Secretary




Dated:           , 1995            UNITED STATES TRUST COMPANY OF
                                   NEW YORK



                              By _______________________________________


Attest:                                                                (SEAL)


_________________________

                                     EXHIBIT A

                          A Form of Registered Security

No.                                                              $


                         CONSOLIDATED NATURAL GAS COMPANY
                               [Title of Security]


Consolidated Natural Gas Company
promises to pay to

or registered assigns
the principal sum of                           Dollars on             ,

Interest Payment Dates:
          Record Dates:

                                               Dated:


                                          CONSOLIDATED NATURAL GAS COMPANY
Transfer Agent and Paying Agent

                                        By____________________________________
                                                    Chairman of the Board

Authenticated:

                                   (SEAL)
                                               Attest:
Registrar, by                                             Secretary

Authorized Signature

          CONSOLIDATED NATURAL GAS COMPANY
          [Title of Security]


1.   Interest.1

          Consolidated Natural Gas Company ("Company"), a Dela-ware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannual-
          ly on                       and               of each
          year commencing           , 19__.  Interest on the
          Securities will accrue from the most recent date to which interest has been paid or, if no interest has
          been paid, from           , 19__.  Interest will be
          computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment.2

          The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Compa-ny will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

3.   Securities Agents.

          Initially,             ,                        , will
          act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.   Indenture.

          The Company issued the securities of this series ("Se-curities") under an Indenture dated as of March 1, 1995 ("Indenture") between the Company and United States Trust Company of New York ("Trustee"). The terms of the Securities include those stated in the Indenture and in the Securities Resolution establishing the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sec-tions 77aaa-77bbbb). Securityholders are referred to the Indenture, the Securities Resolution and such Act for a statement of such terms.

5.   Optional Redemption.3

          On or after               , the Company may redeem all
          the Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

          If redeemed during the 12-month period beginning,

          Year      Percentage               Year      Percentage





          and thereafter at 100%.

6.   Mandatory Redemption.4

          The Company will redeem $         principal amount of
          Securities on                and on each
          thereafter through                   at a redemption
          price of 100% of principal amount, plus accrued inter-est to the redemption date.5 The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securities
          (i) that the Company has acquired or that the Company has redeemed other than pursuant to this paragraph and
          (ii) that the Company has delivered to the Registrar for cancellation. The Company may so subtract the same Security only once.

7.   Additional Optional Redemption.6

          In addition to redemptions pursuant to the above para-
          graph(s), the Company may redeem not more than $
                principal amount of Securities on
          and on each              thereafter through
             at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

8.   Notice of Redemption.7

          Notice of redemption will be mailed at least 20 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his regis-tered address.

9.   Denominations, Transfer, Exchange.

          The Securities are in registered form without coupons in denominations of $1,0008 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemp-tion. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

10.  Persons Deemed Owners.

          The registered holder of a Security may be treated as its owner for all purposes.

11.  Amendments and Waivers.

          Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the secu-rities of all series affected by the amendment.9 Sub-ject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

          Without the consent of any Securityholder, the Inden-ture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

12.  Restrictive Covenants.10

          The Securities are unsecured general obligations of the
          Company limited to $           principal amount.  The
          Indenture does not limit other unsecured debt. It does limit certain mortgages and sale-leaseback transactions if the property or asset mortgaged or leased is used for, or related to, the transmission, distribution, exploration or production of natural gas. The limita-tions are subject to a number of important qualifica-tions and exceptions.

13.  Successors.

          When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

14.  Defeasance Prior to Redemption or Maturity.11

          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Secu-rities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

15.  Defaults and Remedies.

          An Event of Default12 includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default for 60 days in the payment of any sinking fund obligation; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal13 of all the Secu-rities to be due and payable immediately.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in prin-cipal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

16.  Trustee Dealings with Company.

          United States Trust Company of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

17.  No Recourse Against Others.

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication.

          This Security shall not be valid until authenticated by a manual signature of the Registrar.

19.  Abbreviations.

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=ten-ants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

     The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Securities Resolution, which contains the text of this Security in larger type. Requests may be made to: Secretary, Consolidat-ed Natural Gas Company, CNG Tower, Pittsburgh, Pennsylvania 15222-3199.

                               EXHIBIT B

                       A Form of Bearer Security


No.                                                                 $

                    CONSOLIDATED NATURAL GAS COMPANY
                          [Title of Security]


Consolidated Natural Gas Company
promises to pay to bearer


the principal sum of                              Dollars on                 ,

Interest Payment Dates:

                                                  Dated:


                                            CONSOLIDATED NATURAL GAS COMPANY
Transfer Agent

                                         By ____________________________________
                                                   Chairman of the Board
Authenticated:


                                        (SEAL)
                                                  Attest:
Registrar, by                                                Secretary

Authorized Signature

          CONSOLIDATED NATURAL GAS COMPANY
          [Title of Security]


1.   Interest.1

          Consolidated Natural Gas Company ("Company"), a Delaware corpora-tion, promises to pay to bearer interest on the principal amount of this Security at the rate per annum shown above. The Company will
          pay interest semiannually on             and             of each
          year commencing            , 19  .  Interest on the Securities will
          accrue from the most recent date to which interest has been paid
          or, if no interest has been paid, from           , 19  .  Interest
          will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment.2

          Holders must surrender Securities and any coupons to a Paying Agent to collect principal and interest payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money.

3.   Securities Agents.

          Initially,            ,                   , will act as Transfer
          Agent, Paying Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.   Indenture.

          The Company issued the securities of this series ("Securities") under an Indenture dated as of March 1, 1995 ("Indenture") between the Company and United States Trust Company of New York ("Trust-ee"). The terms of the Securities include those stated in the Indenture and in the Securities Resolution establishing the Securi-ties and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb). Securityholders are referred to the Indenture, the Securities Resolution and such Act for a statement of such terms.

5.   Optional Redemption.3

          On or after              , the Company may redeem all the Securi-
          ties at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

          If redeemed during the 12-month period beginning,

          Year      Percentage               Year      Percentage


          and thereafter 100%.

6.   Mandatory Redemption.4

          The Company will redeem $         principal amount of Securities on
                  and on each                     thereafter through
              at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.5 The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securities (i) that the Company has acquired or that the Company has redeemed other than pursuant to this paragraph and (ii) that the Company has delivered to the Registrar for cancellation. The Company may so subtract the same Security only once.

7.   Additional Optional Redemption.6

          In addition to redemptions pursuant to the above paragraph(s), the
          Company may redeem not more than $       principal amount of
          Securities on            and on each            thereafter through
                     at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

8.   Notice of Redemption.7

          Notice of redemption will be published once in an Authorized Newspaper in the City of New York and if the Securities are listed on any stock exchange located outside the United States and such stock exchange so requires, in any other required city outside the United States at least 20 days but not more than 60 days before the redemption date. Notice of redemption also will be mailed to holders who have filed their names and addresses with the Transfer Agent within the two preceding years. A holder of Securities may miss important notices if he fails to maintain his name and address with the Transfer Agent.

9.   Denominations, Transfer, Exchange.

          The Securities are in bearer form with coupons in denominations of $5,0008 and whole multiples of $5,000. The Securities may be transferred by delivery and exchanged as provided in the Indenture. Upon an exchange, the Transfer Agent may require a holder, among other things, to furnish appropriate documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange any Security or portion of a Security selected for redemption. Also, it need not exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

10.  Persons Deemed Owners.

          The holder of a Security or coupon may be treated as its owner for all purposes.

11.  Amendments and Waivers.

          Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in princi-pal amount of the securities of all series affected by the amend-ment.9 Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

          Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambigu-ity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.


12.  Restrictive Covenants.10

          The Securities are unsecured general obligations of the Company
          limited to $          principal amount.  The Indenture does not
          limit other unsecured debt. It does limit certain mortgages and sale-leaseback transactions if the property or asset mortgaged or leased is used for, or related to, the transmission, distribution, exploration or production of natural gas. The limitations are subject to a number of important qualifications and exceptions.


13.  Successors.

          When a successor assumes all the obligations of the Company under the Securities, any coupons and the Indenture, the Company will be released from those obligations.

14.  Defeasance Prior to Redemption or Maturity.11

          Subject to certain conditions, the Company at any time may termi-nate some or all of its obligations under the Securities, any coupons and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

15.  Defaults and Remedies.

          An Event of Default12 includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default for 60 days in the making of any sinking fund payment; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal13 of all the Securities to be due and payable immediately.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

16.  Trustee Dealings with Company.

          United States Trust Company of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

17.  No Recourse Against Others.

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication.

          This Security shall not be valid until authenticated by a manual signature of the Registrar.

19.  Abbreviations.

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

     The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Securities Resolution, which contains the text of this Security in larger type. Requests may be made to:
Secretary, Consolidated Natural Gas Company, CNG Tower, Pittsburgh, Pennsyl-vania 15222-3199.
                              [FACE OF COUPON]

                                                  .................
                                                  [$].............
                                                  Due............


CONSOLIDATED NATURAL GAS COMPANY
[Title of Security]

     Unless the Security attached to this coupon has been called for redemp-tion, Consolidated Natural Gas Company ("Company") will pay to bearer, upon surrender, the amount shown hereon when due. This coupon may be surrendered for payment to any Paying Agent listed on the back of this coupon unless the Company has replaced such Agent. Payment may be made by check. This coupon represents six months' interest.

                         CONSOLIDATED NATURAL GAS COMPANY



                         By_____________________________________


                         [REVERSE OF COUPON]

                              PAYING AGENTS

                    NOTES TO EXHIBITS A AND B


1. If the Security is not to bear interest at a fixed rate per annum, insert a description of the manner in which the rate of interest is to be determined. If the Security is not to bear interest prior to maturity, so state.

2. If the method or currency of payment is different, insert a statement thereof.

3. If applicable. If the Security is to be subject to a nonre-funding restriction, insert a brief summary thereof. If the redemption is to be subject to a condition, insert a brief summary thereof.

4.   If applicable.

5. If the Security is a Discounted Security, insert amount to be redeemed or method of calculating such amount.

6. If applicable. Also insert, if applicable, provisions for repayment of Securities at the option of the Securityholder.

7. If applicable. If the Company may condition such redemption on the happening of a stated event, in which case the notice will so provide, insert a brief summary thereof.

8. If applicable. Insert additional or different denomina-tions.

9.   If different terms apply, insert a brief summary thereof.

10. If applicable. If the Security is to have the benefit of additional or different covenants, insert a brief summary thereof.

11. If applicable. If different defeasance terms apply, insert a brief summary thereof.

12. If additional or different Events of Default apply, insert a brief summary thereof.

13. If the Security is a Discounted Security, set forth the amount due and payable upon an Event of Default.

Note: U.S. tax law may require certain legends on Discounted and Bearer Securities.

                               EXHIBIT C

                            ASSIGNMENT FORM


             To assign this Security, fill in the form below:

               I or we assign and transfer this Security to

                   _________________________________________
                  :                                         :
              		  :_________________________________________:
                  (Insert assignee's soc. sec. or tax I.D. no.)



________________________________________________________________
________________________________________________________________
________________________________________________________________
________________________________________________________________
      (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date: _______________    Your Signature: _______________________

                                           ______________________


(Sign exactly as your name appears on the other side of this Security)